AMVESTORS FINANCIAL CORPORATION AND SUBSIDIARIES                  EXHIBIT 11
 CALCULATION OF EARNINGS (LOSS) PER SHARE
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                                                    (000's Omitted, except per
share data)
                                                     For the Nine Months Ended
     For the Quarter Ended
                                                           September 30,
        September 30,
                                                        1995            1994
        1995       1994
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CALCULATION OF PRIMARY EARNINGS
  PER SHARE
  Earnings for primary earnings
   per share..................................        $ 10,893          9,266
        3,806        3,205
  Average number of shares
   outstanding...............................           10,090         10,143
       10,116       10,137
  Dilutive effect of stock options
   and warrants after application
    of treasury stock method.................              240            209
          294          210
  Average number of common shares
   and common equivalents
    outstanding...............................          10,330         10,352
       10,410       10,347
  Primary earnings per share.................          $  1.05            .90
          .37          .31
CALCULATION OF FULLY DILUTED
  EARNINGS PER SHARE
  Earnings for fully diluted
   earnings per share.......................           $ 10,893         9,266
        3,806        3,205
  Shares used in calculating
   primary earnings per share................            10,330        10,352
       10,410       10,347
  Additional dilutive effect of
   stock options and warrants after
    application of treasury stock
     method.................................                 48             6
           -             7
  Average number of common shares
   outstanding on a fully diluted
    basis.................                               10,378        10,358
       10,410       10,354
Fully diluted earnings per share..............          $  1.05           .89
          .37          .31
77
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